Exhibit 10.12

Execution Version

AMENDMENT NO. 2

TO THE LIMITED LIABILITY COMPANY AGREEMENT

OF GCIC SENIOR LOAN FUND LLC

This Amendment No. 2, effective as of December 30, 2015 (this “Amendment”), to the Limited Liability Company Agreement of GCIC Senior Loan Fund LLC (the “Company”), dated as of December 31, 2014 (as amended, the “LLC Agreement”), is entered into by and between the Members pursuant to Section 10.9 of the LLC Agreement.

WHEREAS, the Members desire to amend the LLC Agreement as provided in this Amendment; and

WHEREAS, the execution of this Amendment by each Member shall constitute Prior Member Approval for purposes of the LLC Agreement.

NOW, THEREFORE, the LLC Agreement is hereby amended as follows:

1.          Amendment to Section 1.1.

(a)          The definition of “Change of Control” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:

“Change of Control”: with respect to any Person, a transaction which causes the owners of such Person as of the date hereof and their Affiliates to own less than fifty percent (50%) of such Person immediately after such transaction. Notwithstanding the foregoing, for purposes of the determination of a Change of Control of Aurora, the relevant Person shall be deemed to be Reinsurance Group of America, Incorporated.

(b)          The definition of “GCIC Representatives” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:

“GCIC Representatives”: two individuals designated by GCIC to act as its representatives in approving or disapproving matters requiring Member Approval hereunder. GCIC may designate, remove, or designate a successor to any GCIC Representative by written notice thereof to Aurora. Any vacancy of a GCIC Representative may be filled by GCIC by written notice to Aurora.

(c)          The definition of “Member Approval” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:

“Member Approval”: as to any matter requiring Member Approval hereunder, the unanimous approval or unanimous subsequent ratification by either (1) one GCIC Representative and one Aurora Representative or (2) both of the GCIC Representatives and both of the Aurora Representatives.

(d)          The definition of “Organization Costs” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:

“Organization Costs”: all out-of-pocket costs and expenses reasonably incurred directly by the Company or for the Company by a Member, the Administrative Agent or its Affiliates in connection with the formation and capitalization of the Company, the initial offering of Company interests to GCIC and RGA Reinsurance Company of America, and the preparation by the Company to commence its business operations, including, without limitation, reasonable and documented (i) fees and disbursements of legal counsel to the Company, the Administrative Agent or its Affiliates, (ii) accountant fees and other fees for professional services, and (iii) travel costs and other out-of-pocket expenses.

(e)          The definition of “Prior Member Approval” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:

“Prior Member Approval”: as to any matter requiring Prior Member Approval hereunder, the unanimous prior approval of either (1) one GCIC Representative and one Aurora Representative or (2) both of the GCIC Representatives and both of the Aurora Representatives.

(f)          The definition of “RGA” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:

“Aurora”: Aurora National Life Assurance Company, or any Person substituted for Aurora as a Member pursuant to the terms of this Agreement.

(g)          The definition of “RGA Representatives” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:

“Aurora Representatives”: two individuals designated by Aurora to act as its representatives in approving or disapproving matters requiring Member Approval hereunder. Aurora may designate, remove, or designate a successor to any Aurora Representative by written notice thereof to GCIC. Any vacancy of an Aurora Representative may be filled by Aurora by written notice to GCIC.

2.          Amendment to Section 6.3. Section 6.3 of the LLC Agreement is hereby amended and restated in its entirety as follows:

“Reliance by Third Parties. Notwithstanding any other provision of this Agreement, any contract, instrument or act on behalf of the Company by a Member, a GCIC Representative, an Aurora Representative, or any other Person delegated by Member Approval, shall be conclusive evidence in favor of any third party dealing with the Company that such Person has the authority, power and right to execute and deliver such contract or instrument and to take such act on behalf of the Company. This Section shall not be deemed to limit the liabilities and obligations of such Person to seek Member Approval as set forth in this Agreement.”

3.          Amendment to Section 9.4(a). The last sentence of Section 9.4(a) of the LLC Agreement is hereby amended and restated in its entirety as follows:

“Without limitation to the foregoing, Aurora shall not engage in the purchase, sale or other trading of securities or derivatives thereof based upon confidential information received from the Company, GCIC, the Administrative Agent or their Affiliates.”

4.          Amendment to Section 9.5(a)(i) and 9.5(a)(iii). Section 9.5(a)(i) and Section 9.5(a)(iii) of the LLC Agreement are hereby amended and restated in their entirety as follows:

“(i)          Within forty-five (45) days after the date as of which a valuation is to be made, the Administrative Agent shall deliver to the GCIC Representatives and the Aurora Representatives a report as to the recommended valuation as of such date, and provide such Persons with a reasonable opportunity to request information and to provide comments with respect to the report.”

“(iii)        If there is an objection to the recommended valuation by a GCIC Representative or a Aurora Representative, then the Administrative Agent shall cause a valuation of the asset(s) subject to unresolved objection to be made as of such date by an approved valuation expert (if not already made), and shall determine a valuation of such asset(s) consistent with the valuation as of such date by the approved valuation expert, and such valuation shall be final. For this purpose, a valuation of an asset as of such date shall be considered consistent with a valuation of an approved valuation expert if it is equal to the recommended value or within the recommended range of values determined by the approved valuation expert as of such date. An approved valuation expert shall mean an independent valuation consultant that either has been approved by Member Approval or has been referenced in a previous valuation report by the Administrative Agent without objection by any GCIC Representative or Aurora Representative.”

5.          Defined Terms. Unless otherwise indicated, capitalized terms shall have the meanings ascribed to them in the LLC Agreement.

6.          Applicable Law. This Amendment shall be governed by, and construed in accordance with, the internal law of the State of Delaware, without regard to the principles of conflicts of laws thereof.

7.          Except as expressly amended hereby, the LLC Agreement remains in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Members have caused this Amendment to be executed and delivered effective as of the date first above written.

Golub Capital Investment Corporation

By:	/s/ David B. Golub
Name:	David B. Golub
Title:	President and Chief Executive Officer

Aurora National Life Assurance Company

By:	/s/ Brian Butchko
Name :	Brian Butchko
Title:	VP, Director, USPM

[Signature Page to Amendment No. 2 to the GCIC Senior Loan Fund LLC Limited Liability Company Agreement]